Exhibit (e)(1)(A)

FIRST AMENDMENT TO

DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the distribution agreement (the “Agreement”) dated as of March 31, 2020 by and between DoubleLine Funds Trust (“Fund Company”), on behalf of its series, the DoubleLine Multi-Asset Trend Fund (the “Fund”), DoubleLine Alternatives LP (“Adviser”), and Quasar Distributors, LLC (“Foreside”) is entered into as of February 18, 2021 (the “Effective Date”).

WHEREAS, Fund Company, Adviser and Foreside (“Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of the Fund and to retain Foreside as the principal underwriter in connection with the offer and sale of shares of beneficial interest in the Fund as a separate series of the Fund Company.

WHEREAS, Section 10(c) of the Agreement requires that all amendments and modifications to the Existing Agreement be in writing and executed by Foreside and the Fund Company.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A of the Agreement is hereby replaced in its entirety by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Wisconsin.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

[Signature page follows]

DOUBLELINE FUNDS TRUST		DOUBLELINE ALTERNATIVES LP

By:	/s/ Ronald Redell	By:	/s/ Ronald Redell
	Ronald Redell, President		Ronald Redell, Authorized Signer

QUASAR DISTRIBUTORS, LLC

By:	/s/ Mark Fairbanks
Mark Fairbanks, Vice President

Exhibit A

to the Distribution Agreement

Fund Names

Separate Series of DoubleLine Funds Trust

Name of Series

DoubleLine Strategic Commodity Fund

DoubleLine Colony Real Estate and Income Fund

DoubleLine Multi-Asset Trend Fund